Waste Connections Reports Third Quarter 2014 Results

- Revenue of $546.6 million, up 8.5%

- Reports 4.9% solid waste price + volume growth and 23.8% E&P waste growth

- Adjusted EBITDA* of $192.3 million, or 35.2% of revenue, up 8.6%

- GAAP EPS of $0.48 and adjusted EPS* of $0.56, up 9.8%

- YTD net cash provided by operating activities of $414.6 million

- YTD adjusted free cash flow* of $278.5 million, or 17.9% of revenue

- Completes new market entry solid waste acquisitions in Alabama and North Dakota

- Acquires two E&P waste landfills in the Bakken with additional permitting opportunities

THE WOODLANDS, Texas, Oct. 21, 2014 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter of 2014. Revenue totaled $546.6 million, an 8.5% increase over revenue of $503.6 million in the year ago period. Operating income was $116.0 million compared to $115.6 million in the third quarter of 2013. Adjusted EBITDA* in the third quarter of 2014 was $192.3 million, up 8.6% over adjusted EBITDA* of $177.1 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as gains or losses on the disposal of assets and impairments, and acquisition-related costs, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $60.1 million, or $0.48 per share on a diluted basis of 124.8 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $60.7 million, or $0.49 per share on a diluted basis of 124.3 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $70.2 million, or $0.56 per share, versus $63.7 million, or $0.51 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, exclude certain items net of tax, as shown in the detailed reconciliation in the attached table, that affect comparability of results between periods.

"We once again are extremely pleased with our strong performance in the quarter. Improving commercial collection trends and a 7% increase in municipal solid waste landfill tonnage drove better than expected solid waste volume growth, and E&P waste activity continued to grow in excess of 20% despite more difficult prior year comps and unusually wet weather in the Permian," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. "Year-to-date, our EBITDA margin has expanded almost 60 basis points, and we've converted more than half of our EBITDA into free cash flow despite a 75% increase in cash taxes. Our strong financial performance positioned us for another double-digit increase in our quarterly cash dividend and, we believe, was a key contributor to our recent two-notch credit rating upgrade to "BBB+" by S&P."

Mr. Mittelstaedt added, "Discipline in deploying capital is as important now as ever as we have been reviewing a record amount of potential growth opportunities. In addition to the previously announced acquisition of two development stage landfills earlier this year, we're pleased to announce recent new market entry acquisitions of solid waste collection operations in Alabama and North Dakota, with combined annualized revenue of almost $20 million. In addition, to further strengthen our E&P waste asset positioning, we acquired a treatment and disposal company with two landfills in the Bakken, with current annualized revenue of about $10 million and ramping, and four additional permitting opportunities in North Dakota, Montana and Wyoming. These transactions, along with other acquisitions we expect to complete over the next few months, provide additional building blocks for growth and margin expansion in 2015."

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

For the nine months ended September 30, 2014, revenue was $1.55 billion, a 7.6% increase over revenue of $1.44 billion in the year ago period. Operating income was $335.3 million compared to $295.6 million for the same period in 2013. Adjusted EBITDA* for the nine months ended September 30, 2014, was $538.9 million, up 9.4% over adjusted EBITDA* of $492.5 million in the prior year period. Net income attributable to Waste Connections for the nine months ended September 30, 2014, was $171.8 million, or $1.38 per share on a diluted basis of 124.8 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $146.2 million, or $1.18 per share on a diluted basis of 124.1 million shares. Adjusted net income attributable to Waste Connections* for the nine months ended September 30, 2014, was $190.9 million, or $1.53 per share, compared to $167.3 million, or $1.35 per share, in the year ago period.

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 31 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 22nd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: trends in our business; the expected contribution from recently completed acquisitions; expected acquisition activity; the Company's ability to finance additional acquisitions and newly permitted E&P waste facilities; and the Company's ability to grow and expand margins. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our results are vulnerable to economic conditions; (2) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (3) our E&P waste business depends on the level of drilling and production activity in the basins in which we operate and the willingness of E&P companies to outsource their waste services activities; (4) we have limited experience in running an E&P waste treatment, recovery and disposal business; (5) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (6) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (7) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (8) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (9) the seasonal nature of our business and "event-driven" waste projects cause our results to fluctuate; (10) we may lose contracts through competitive bidding, early termination or governmental action; (11) increases in labor costs could impact our financial results; (12) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (13) labor union activity could divert management attention and adversely affect our operating results; (14) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (15) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (16) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (17) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (20) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (21) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (22) our financial results are based upon estimates and assumptions that may differ from actual results; (23) our accruals for our landfill site closure and post-closure costs may be inadequate; (24) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (25) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (26) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (27) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; and (28) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2014
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Revenues	$503,646	$546,551	$1,442,918	$1,552,953
Operating expenses:
Cost of operations	274,141	297,849	794,588	847,860
Selling, general and administrative	53,536	57,991	159,690	170,163
Depreciation	55,863	58,998	162,277	171,920
Amortization of intangibles	6,211	6,702	18,861	20,158
Loss (gain) on disposal of assets and impairments	(1,725)	9,000	11,895	7,535
Operating income	115,620	116,011	295,607	335,317

Interest expense	(17,911)	(15,815)	(55,851)	(48,666)
Other income (expense), net	845	(389)	(119)	(252)
Income before income tax provision	98,554	99,807	239,637	286,399

Income tax provision	(37,641)	(39,523)	(93,049)	(113,992)
Net income	60,913	60,284	146,588	172,407
Less: Net income attributable to noncontrolling interests	(207)	(200)	(359)	(644)
Net income attributable to Waste Connections	$60,706	$60,084	$146,229	$171,763

Earnings per common share attributable to Waste Connections' common stockholders:
Basic	$0.49	$0.48	$1.18	$1.38

Diluted	$0.49	$0.48	$1.18	$1.38

Shares used in the per share calculations:
Basic	123,676,936	124,342,493	123,557,317	124,179,478
Diluted	124,279,666	124,769,981	124,089,422	124,778,292

Cash dividends per common share	$0.10	$0.115	$0.30	$0.345

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31, 2013	September 30, 2014
ASSETS
Current assets:
Cash and equivalents	$13,591	$13,327
Accounts receivable, net of allowance for doubtful accounts of $7,348 and $6,377 at December 31, 2013 and September 30, 2014, respectively	234,001	262,346
Deferred income taxes	41,275	48,715
Prepaid expenses and other current assets	39,638	36,131
Total current assets	328,505	360,519

Property and equipment, net	2,450,649	2,450,067
Goodwill	1,675,154	1,687,915
Intangible assets, net	527,871	510,914
Restricted assets	35,921	38,636
Other assets, net	46,152	45,813
	$5,064,252	$5,093,864
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$105,394	$113,303
Book overdraft	12,456	12,276
Accrued liabilities	119,026	146,019
Deferred revenue	71,917	78,440
Current portion of contingent consideration	30,840	32,417
Current portion of long-term debt and notes payable	5,385	3,621
Total current liabilities	345,018	386,076

Long-term debt and notes payable	2,067,590	1,888,593
Long-term portion of contingent consideration	24,710	25,236
Other long-term liabilities	77,035	85,675
Deferred income taxes	501,692	513,654
Total liabilities	3,016,045	2,899,234

Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,566,487 and 124,119,712 shares issued and outstanding at December 31, 2013 and September 30, 2014, respectively	1,236	1,241
Additional paid-in capital	796,085	813,308
Accumulated other comprehensive loss	(1,869)	(1,940)
Retained earnings	1,247,630	1,376,623
Total Waste Connections' equity	2,043,082	2,189,232
Noncontrolling interest in subsidiaries	5,125	5,398
Total equity	2,048,207	2,194,630
	$5,064,252	$5,093,864

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2014
(Unaudited)
(Dollars in thousands)

	Nine months ended September 30,
	2013	2014
Cash flows from operating activities:
Net income	$146,588	$172,407
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	11,895	7,535
Depreciation	162,277	171,920
Amortization of intangibles	18,861	20,158
Deferred income taxes, net of acquisitions	24,411	4,572
Amortization of debt issuance costs	2,836	2,362
Equity-based compensation	11,268	13,889
Interest income on restricted assets	(295)	(345)
Interest accretion	3,677	3,631
Excess tax benefit associated with equity-based compensation	(3,539)	(7,177)
Payment of contingent consideration recorded in earnings	(5,059)	-
Net change in operating assets and liabilities, net of acquisitions	12,484	25,674
Net cash provided by operating activities	385,404	414,626

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(2,031)	(49,231)
Proceeds from adjustments to acquisition consideration	18,000	843
Capital expenditures for property and equipment	(140,872)	(148,843)
Proceeds from disposal of assets	9,075	6,139
Increase in restricted assets, net of interest income	(81)	(2,370)
Other	(4,868)	18
Net cash used in investing activities	(120,777)	(193,444)

Cash flows from financing activities:
Proceeds from long-term debt	212,500	214,000
Principal payments on notes payable and long-term debt	(418,316)	(394,761)
Payment of contingent consideration recorded at acquisition date	(23,530)	(578)
Change in book overdraft	(374)	(180)
Proceeds from option and warrant exercises	2,234	2,958
Excess tax benefit associated with equity-based compensation	3,539	7,177
Payments for cash dividends	(37,005)	(42,770)
Tax withholdings related to net share settlements of restricted stock units	(5,421)	(6,796)
Distributions to noncontrolling interests	(198)	(371)
Debt issuance costs	(1,987)	(125)
Net cash used in financing activities	(268,558)	(221,446)

Net decrease in cash and equivalents	(3,931)	(264)
Cash and equivalents at beginning of period	23,212	13,591
Cash and equivalents at end of period	$19,281	$13,327

ADDITIONAL STATISTICS
(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended September 30, 2014:

Three months ended September 30, 2014
Solid Waste Internal Growth: Core Price	2.8%
Surcharges	0.0%
Volume	2.1%
Recycling	(0.5%)
Total Solid Waste Internal Growth	4.4%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three and nine month periods ending September 30, 2014:

	Three months ended September 30, 2014		Nine months ended September 30, 2014

Solid Waste Collection	$333,917	54.3%	$962,683	55.1%
Solid Waste Disposal and Transfer	167,129	27.2%	461,605	26.4%
E&P Waste Treatment, Recovery and Disposal	86,085	14.0%	242,049	13.9%
Solid Waste Recycling	14,973	2.4%	44,713	2.6%
Intermodal and Other	12,604	2.1%	35,446	2.0%
Total before inter-company elimination	614,708	100.0%	1,746,496	100.0%

Inter-company elimination	(68,157)		(193,543)
Reported Revenue	$546,551		$1,552,953

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending September 30, 2013 and 2014:

	Three months ended September 30,
	2013	2014
Solid waste, net	$(371)	$6,580
E&P waste, net	61,235	-
Acquisitions, net	$60,864	$6,580

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and nine month periods ending September 30, 2013 and 2014:

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Cash Interest Paid	$9,129	$6,920	$43,030	$37,950
Cash Taxes Paid	32,670	48,382	51,010	89,643

ADDITIONAL STATISTICS (continued)

Debt to Book Capitalization as of September 30, 2014: 46%

Internalization for the three months ended September 30, 2014: 52%

Days Sales Outstanding for the three months ended September 30, 2014: 44 (31 net of deferred revenue)

Share Information for the three months ended September 30, 2014:

Basic shares outstanding	124,342,493
Dilutive effect of options and warrants	62,205
Dilutive effect of restricted stock units	365,283
Diluted shares outstanding	124,769,981

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on disposal of assets and impairments, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Net income	$60,913	$60,284	$146,588	$172,407
Plus: Income tax provision	37,641	39,523	93,049	113,992
Plus: Interest expense	17,911	15,815	55,851	48,666
Plus: Depreciation and amortization	62,074	65,700	181,138	192,078
Plus: Closure and post-closure accretion	727	869	2,241	2,608
Plus/Less: Loss (gain) on disposal of assets and impairments (a)	(1,725)	9,000	11,895	7,535
Plus/Less: Other expense (income), net	(845)	389	119	252
Adjustments:
Plus: Acquisition-related costs (b)	167	736	974	1,384
Plus: Corporate relocation expenses (c)	215	-	636	-
Adjusted EBITDA	$177,078	$192,316	$492,491	$538,922

As % of revenues	35.2%	35.2%	34.1%	34.7%

____________________________________________

(a)

Reflects the addback of the loss (gain) on the sale of assets and impairments, including the loss on the prior corporate office lease in 2013 resulting from the relocation of the Company's headquarters from California to Texas and the impairment charge at an E&P disposal facility in 2014 resulting from the migration of the majority of its customers to a new E&P facility that the Company owns and operates.

(b)	Reflects the addback of acquisition-related transaction costs.
(c)	Reflects the addback of costs associated with the relocation of the Company's corporate headquarters from California to Texas.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Net cash provided by operating activities	$129,881	$134,945	$385,404	$414,626
Less: Change in book overdraft	(284)	(198)	(374)	(180)
Plus: Proceeds from disposal of assets	5,453	276	9,075	6,139
Plus: Excess tax benefit associated with equity-based compensation	872	80	3,539	7,177
Less: Capital expenditures for property and equipment	(53,331)	(65,164)	(140,872)	(148,843)
Less: Distributions to noncontrolling interests	-	-	(198)	(371)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	5,059	-	5,059	-
Corporate office relocation (b)	215	-	2,047	-
Tax effect (c)	(82)	-	(244)	-
Adjusted free cash flow	$87,783	$69,939	$263,436	$278,548

As % of revenues	17.4%	12.8%	18.3%	17.9%

____________________________________________

(a)

Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and a component of cash flow from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.

(b)	Reflects the addback of third party expenses and reimbursable advances to employees associated with the relocation of our corporate headquarters from California to Texas.
(c)	The tax effect of the corporate office relocation is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company's financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Reported net income attributable to Waste Connections	$60,706	$60,084	$146,229	$171,763
Adjustments:
Amortization of intangibles (a)	6,211	6,702	18,861	20,158
Acquisition-related expenses (b)	167	736	2,661	1,384
Loss (gain) on disposal of assets and impairments (c)	(1,725)	9,000	11,895	7,535
Corporate relocation expenses (d)	215	-	636	-
Tax effect (e)	(1,862)	(6,304)	(13,025)	(11,151)
Impact of deferred tax adjustment (f)	-	-	-	1,220
Adjusted net income attributable to Waste Connections	$63,712	$70,218	$167,257	$190,909

Diluted earnings per common share attributable to Waste Connections' common stockholders:
Reported net income	$0.49	$0.48	$1.18	$1.38
Adjusted net income	$0.51	$0.56	$1.35	$1.53

____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related expenses, including transaction costs and adjustments to the fair value of contingent consideration.
(c)

Reflects the elimination of a loss (gain) on disposal of assets and impairments, including the loss on the prior corporate office lease in 2013 resulting from the relocation of the Company's corporate headquarters from California to Texas and the impairment charge at an E&P disposal facility in 2014 resulting from the migration of the majority of its customers to a new E&P facility that the Company owns and operates.

(d)	Reflects the addback of costs associated with the relocation of the Company's corporate headquarters from California to Texas.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.
(f)

Reflects the elimination of an increase to the income tax provision associated with an increase in the Company's deferred tax liabilities resulting from the enactment of New York State's 2014-2015 Budget Act on March 31, 2014.

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